Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Fourth Quarter Net Income Increases 7 Percent
FedEx Ground Segment Revenue Grows 12 Percent

MEMPHIS, Tenn., June 20, 2007 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.96 per diluted share for the fourth quarter ended May 31, compared to $1.82 per diluted share a year ago. The quarter’s results include a gain from a settlement with Airbus related to the A380 order cancellation, which had a net benefit to earnings of approximately $0.06 per diluted share.

“FedEx delivered solid financial results in fiscal 2007 even though we were restrained by a slowing U.S. economy,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “The weakened industrial sector is currently limiting demand for transportation services, but we expect the U.S. economy to begin to show modest year-over-year improvement in the late summer to early fall timeframe. We remain optimistic about prospects for global economic growth, and will continue to invest in projects critical to achieving strong long-term financial performance.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

• Revenue of $9.15 billion, up 8% from $8.49 billion the previous year

• Operating income of $1.01 billion, up 9% from $927 million a year ago

• Operating margin of 11.1%, up from 10.9% the previous year

• Net income of $610 million, up 7% from last year’s $568 million

Total combined average daily package volume at FedEx Express and FedEx Ground grew approximately 4% year over year for the quarter, led by continued growth in ground and international express shipments. Shipment volumes and revenues at FedEx Express, FedEx Ground and FedEx Freight were lower than anticipated in the fourth quarter due to the softer economy.

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Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

• Revenue of $35.2 billion, up 9% from $32.3 billion the previous year

• Operating income of $3.28 billion, up 9% from $3.01 billion a year ago

• Operating margin of 9.3%, unchanged from 9.3% the previous year

• Net income of $2.02 billion, up 12% from last year’s $1.81 billion

• Earnings per share of $6.48, up 11% from $5.83 per share a year ago

Revenue grew due to strong FedEx Ground volume growth, as well as continued FedEx Express International Priority revenue growth. Revenue growth also reflected the acquisition of Watkins Motor Lines in September 2006. Fiscal 2007 results included costs associated with upfront compensation and benefits under the new pilot labor contract at FedEx Express, which reduced second quarter earnings by approximately $0.25 per diluted share. Fiscal 2006 results included a charge of $0.15 per diluted share to adjust the accounting for certain facility leases, primarily at FedEx Express. Capital spending for fiscal 2007 was $2.9 billion.

Outlook

FedEx expects earnings to be $1.45 to $1.60 per diluted share in the first quarter of fiscal 2008 and $7.00 to $7.40 per diluted share for the full year, assuming an improvement in the U.S. economy beginning in the late summer or early fall. Earnings growth is expected to be below the company’s long-term 10% to 15% earnings growth target due to continued soft economic growth and to planned investments to expand the company’s networks and broaden its service offerings. Capital spending for fiscal 2008 is forecast to be approximately $3.5 billion, of which approximately 70% is targeted for growth.

“We are making significant investments in our global networks,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our investments are targeted to programs and services that will drive long-term earnings growth, improve service quality to our customers and increase productivity. We remain highly focused on our long-term financial goals of improving earnings, margins, operating cash flows and returns for our shareowners.”

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FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

• Revenue of $5.83 billion, up 4% from last year’s $5.61 billion

• Operating income of $595 million, up 6% from $560 million a year ago

• Operating margin of 10.2%, up from 10.0% the previous year

FedEx International Priority (IP) revenue grew 7% for the quarter, as IP revenue per package grew 4%, primarily due to favorable exchange rates, higher weights and higher rates per pound, partially offset by lower fuel surcharges. IP average daily package volume grew 3%, reflecting lower volume growth from Europe and Latin America. U.S. domestic revenue per package decreased slightly, as lower fuel surcharges and a shift to lower-yielding services offset increases in rate per pound. U.S. domestic average daily package volume declined 1%. Revenue growth also reflected the acquisition of ANC Holdings Ltd.

Operating margin improved, with cost controls and the benefit from the Airbus A380 settlement offsetting the effects of the softening global economy and the net impact of fuel.

In China, FedEx Express began offering next-business-day domestic express service on May 28, 2007. The new domestic service provides China’s burgeoning market with next-business-day, time-definite delivery backed by a money-back guarantee to 19 cities and day-definite delivery to more than 200 cities throughout the country. The startup of domestic service in China negatively affected results in the quarter, and will continue to negatively impact earnings throughout fiscal 2008.

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FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

• Revenue of $1.58 billion, up 12% from last year’s $1.42 billion

• Operating income of $269 million, up 30% from $207 million a year ago

• Operating margin of 17.0%, up from 14.6% the previous year

FedEx Ground average daily package volume grew 8% year over year in the fourth quarter due to increased commercial business and the continued strong growth of its FedEx Home Delivery service. Yield improved 4% primarily due to the impact of rate increases, including dimensional weight charges, and extra service revenues.

Operating margin was higher due to lower legal costs, better results at FedEx SmartPost and improved productivity.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

• Revenue of $1.25 billion, up 28% from last year’s $973 million

• Operating income of $125 million, down 12% from $142 million a year ago

• Operating margin of 10.0%, down from 14.6% the previous year

Less-than-truckload (LTL) shipments increased 16% year over year due to the acquisition of Watkins (now rebranded as FedEx National LTL). Excluding FedEx National LTL, average daily LTL shipments at FedEx Freight regional were down slightly year over year, as the slower economy continued to negatively impact demand. LTL yield improved 11% year over year, reflecting higher yields from longer-haul FedEx National LTL shipments, higher rates and favorable contract renewals. A general rate increase was implemented effective April 2, 2007.

Operating margins declined primarily due to operating losses at FedEx National LTL, which resulted from softening volumes and ongoing expenses to integrate its network.

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FedEx Kinko’s Segment

For the fourth quarter, the FedEx Kinko’s segment reported:

• Revenue of $532 million, down 2% from last year’s $542 million

• Operating income of $23 million, up 28% from $18 million a year ago

• Operating margin of 4.3%, up from 3.3% the previous year

The FedEx Kinko’s revenue decrease for the quarter was primarily due to declines in copy product revenues, which more than offset higher package acceptance fees paid by FedEx Express and FedEx Ground. Operating margin benefited from higher package acceptance revenues.

FedEx Kinko’s continues to invest in a multi-year plan to open new locations, improve core services and enhance its integrated digital document service network, supporting the company’s objective of being the back office for local businesses and the remote office for traveling professionals. The company opened 226 centers in fiscal 2007 and plans to open approximately 300 new centers in fiscal 2008.

Tax Rate

The company’s effective tax rate was approximately 38.5% for the fourth quarter and 37.3% for the full year. During the quarter, tax charges were incurred as a result of a reorganization in Asia associated with the company’s acquisition in China. For fiscal 2008, the effective tax rate is expected to be between 37.5% and 38.0%.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $35 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 280,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2007 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 20 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2007
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2007	2006	%	2007	2006	%
Revenue:
FedEx Express segment	$5,825	$5,614	4%	$22,681	$21,446	6%
FedEx Ground segment	1,583	1,417	12%	6,043	5,306	14%
FedEx Freight segment	1,247	973	28%	4,586	3,645	26%
FedEx Kinko’s segment	532	542	(2%)	2,040	2,088	(2%)
Other & eliminations	(36)	(52)	(31%)	(136)	(191)	NM

Total Revenue	9,151	8,494	8%	35,214	32,294	9%

Operating Expenses:
Salaries and employee benefits	3,515	3,266	8%	13,740	12,571	9%
Purchased transportation	972	854	14%	3,873	3,251	19%
Rentals and landing fees	591	564	5%	2,343	2,390	(2%)
Depreciation and amortization	464	403	15%	1,742	1,550	12%
Fuel	903	863	5%	3,533	3,256	9%
Maintenance and repairs	461	437	5%	1,952	1,777	10%
Other	1,233	1,180	4%	4,755	4,485	6%

Total Operating Expenses	8,139	7,567	8%	31,938	29,280	9%

Operating Income:
FedEx Express segment	595	560	6%	1,955	1,767	11%
FedEx Ground segment	269	207	30%	813	705	15%
FedEx Freight segment	125	142	(12%)	463	485	(5%)
FedEx Kinko’s segment	23	18	28%	45	57	(21%)
Other & eliminations	—	—	NM	—	—	NM

Total Operating Income	1,012	927	9%	3,276	3,014	9%

Other Income (Expense):
Interest, net	(16)	(22)	(27%)	(53)	(104)	(49%)
Other, net	(3)	2	NM	(8)	(11)	(27%)

Total Other Income (Expense)	(19)	(20)	(5%)	(61)	(115)	(47%)

Pretax Income	993	907	9%	3,215	2,899	11%

Provision for Income Taxes	383	339	13%	1,199	1,093	10%

Net Income	$610	$568	7%	$2,016	$1,806	12%

Diluted Earnings Per Share	$1.96	$1.82	8%	$6.48	$5.83	11%

Weighted Average Common and Common Equivalent Shares	311	312	(0%)	311	310	0%

Capital Expenditures	$770	$662	16%	$2,882	$2,518	14%

Average Full-Time Equivalents (in thousands)[1]	245	223	10%	239	222	8%
1 — The three-month and full-year periods for 2007 include employees of Watkins Motor Lines, DTW Group, ANC Holdings and Prakash Air since the dates of acquisition.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Fourth Quarter Fiscal 2007
(In millions)
(Unaudited)

	Year Ended
	May 31
ASSETS	2007	2006

Current Assets:
Cash and cash equivalents	$1,569	$1,937
Other current assets	5,060	4,527

Total Current Assets	6,629	6,464

Net Property and Equipment	12,636	10,770

Other Long-Term Assets	4,735	5,456

	$24,000	$22,690

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$639	$850
Other current liabilities	4,789	4,623

Total Current Liabilities	5,428	5,473

Long-Term Debt, Less Current Portion	2,007	1,592

Other Long-Term Liabilities	3,909	4,114

Total Common Stockholders’ Investment	12,656	11,511

	$24,000	$22,690

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Fourth Quarter Fiscal 2007
(In millions)
(Unaudited)

	Year Ended
	May 31
	2007	2006

Operating Activities:
Net income	$2,016	$1,806
Noncash charges:
Depreciation and amortization	1,742	1,548
Other, net	246	458
Changes in operating assets and liabilities, net	(441)	(136)

Net cash provided by operating activities	3,563	3,676

Investing Activities:
Capital expenditures	(2,882)	(2,518)
Business acquisitions	(1,310)	—
Proceeds from asset dispositions	68	64

Net cash used in investing activities	(4,124)	(2,454)

Financing Activities:
Principal payments on debt	(906)	(369)
Proceeds from debt issuances	1,054	—
Dividends paid	(110)	(97)
Other, net	155	142

Net cash provided by (used in) financing activities	193	(324)

Net (decrease) increase in cash and cash equivalents	(368)	898

Cash and cash equivalents at beginning of period	1,937	1,039

Cash and cash equivalents at end of period	$1,569	$1,937

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
FINANCIAL HIGHLIGHTS	2007	2006	%	2007	2006	%

Revenue	$5,825	$5,614	4%	$22,681	$21,446	6%

Operating Expenses:
Salaries and employee benefits	2,073	2,084	(1%)	8,234	8,033	3%
Purchased transportation	266	256	4%	1,098	971	13%
Rentals and landing fees	409	396	3%	1,610	1,696	(5%)
Depreciation and amortization	227	206	10%	856	805	6%
Fuel	741	732	1%	2,946	2,786	6%
Maintenance and repairs	324	324		1,444	1,344	7%
Intercompany charges	543	415	31%	2,082	1,542	35%
Other	647	641	1%	2,456	2,502	(2%)

Total Operating Expenses	5,230	5,054	3%	20,726	19,679	5%

Operating Income	$595	$560	6%	$1,955	$1,767	11%

Operating Margin	10.2%	10.0%	0.2 pts	8.6%	8.2%	0.4 pts

OPERATING STATISTICS

Operating Weekdays	65	65	—	255	255	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,157	1,197	(3%)	1,174	1,203	(2%)
U.S. Overnight Envelope	719	726	(1%)	706	713	(1%)
U.S. Deferred	880	858	3%	898	901	(0%)

Total U.S. Domestic Package	2,756	2,781	(1%)	2,778	2,817	(1%)
International Priority	491	475	3%	487	466	5%

Total Average Daily Packages	3,247	3,256	(0%)	3,265	3,283	(1%)

Average Daily Freight Pounds (000s):

U.S.	9,220	9,464	(3%)	9,569	9,374	2%
International Priority	1,912	1,777	8%	1,878	1,634	15%
International Airfreight	1,764	2,012	(12%)	1,831	2,126	(14%)

Total Avg Daily Freight Pounds	12,896	13,253	(3%)	13,278	13,134	1%

YIELD
Revenue Per Package:

U.S. Overnight Box	$21.58	$21.34	1%	$21.66	$20.94	3%
U.S. Overnight Envelope	10.99	11.01	(0%)	11.06	10.86	2%
U.S. Deferred	12.62	12.82	(2%)	12.59	12.42	1%

Total U.S. Domestic Package	15.96	16.01	(0%)	16.04	15.66	2%
International Priority	55.29	53.36	4%	54.13	51.64	5%

Composite Package Yield	$21.91	$21.46	2%	$21.72	$20.77	5%

Revenue Per Freight Pound:

U.S.	$0.99	$0.93	6%	$0.99	$0.93	6%
International Priority	2.20	2.16	2%	2.18	2.02	8%
International Airfreight	0.82	0.80	2%	0.84	0.80	5%

Composite Freight Yield	$1.15	$1.08	6%	$1.14	$1.04	10%

Average Full-Time Equivalents (000s)[1]	130	124	5%	124	125	(1%)
1 — The three-month and full-year periods for 2007 include employees of DTW Group, ANC Holdings and Prakash Air since the dates of acquisition.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS

Revenue	$1,583	$1,417	12%	$6,043	$5,306	14%

Operating Expenses:
Salaries and employee benefits	258	241	7%	1,006	929	8%
Purchased transportation	584	530	10%	2,326	2,019	15%
Rentals	41	31	32%	166	133	25%
Depreciation and amortization	71	63	13%	268	224	20%
Fuel	32	27	19%	117	93	26%
Maintenance and repairs	36	32	13%	134	118	14%
Intercompany charges	154	142	8%	578	526	10%
Other	138	144	(4%)	635	559	14%

Total Operating Expenses	1,314	1,210	9%	5,230	4,601	14%

Operating Income	$269	$207	30%	$813	$705	15%

Operating Margin	17.0%	14.6%	2.4 pts	13.5%	13.3%	0.2 pts

OPERATING STATISTICS

Operating Weekdays	65	65	—	255	255	—

Average Daily Package Volume (000s)	3,128	2,894	8%	3,126	2,815	11%
Yield (Revenue Per Package)	$7.43	$7.13	4%	$7.21	$7.02	3%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS

Revenue	$1,247	$973	28%	$4,586	$3,645	26%

Operating Expenses:
Salaries and employee benefits	605	471	28%	2,250	1,801	25%
Purchased transportation	125	77	62%	465	298	56%
Rentals and landing fees	29	22	32%	112	94	19%
Depreciation and amortization	57	32	78%	195	120	63%
Fuel	129	104	24%	468	377	24%
Maintenance and repairs	46	32	44%	165	120	38%
Intercompany charges	16	10	60%	61	37	65%
Other	115	83	39%	407	313	30%

Total Operating Expenses	1,122	831	35%	4,123	3,160	30%

Operating Income	$125	$142	(12%)	$463	$485	(5%)

Operating Margin	10.0%	14.6%	(4.6 pts)	10.1%	13.3%	(3.2 pts)

OPERATING STATISTICS

LTL Operating Weekdays	66	65	2%	254	254	—

LTL Shipments Per Day (000s)	80	69	16%	78	67	16%
Weight Per LTL Shipment (lbs)	1,136	1,137	(0%)	1,130	1,143	(1%)
LTL Revenue/CWT	$19.18	$17.25	11%	$18.65	$16.84	11%

The results of operations for FedEx National LTL are included in our consolidated results from the date of acquisition on September 3, 2006.

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS

Revenue	$532	$542	(2%)	$2,040	$2,088	(2%)

Operating Expenses:
Salaries and employee benefits	206	191	8%	781	752	4%
Rentals	93	99	(6%)	375	394	(5%)
Depreciation and amortization	35	40	(13%)	139	148	(6%)
Maintenance and repairs	17	18	(6%)	66	73	(10%)
Intercompany charges	17	8	NM	57	26	NM
Other operating expenses:
Supplies, including paper and toner	67	70	(4%)	263	274	(4%)
Other	74	98	(24%)	314	364	(14%)

Total Operating Expenses	509	524	(3%)	1,995	2,031	(2%)

Operating Income	$23	$18	28%	$45	$57	(21%)

Operating Margin	4.3%	3.3%	1.0 pts	2.2%	2.7%	(0.5 pts )